UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2010

REEF OIL & GAS INCOME AND DEVELOPMENT FUND III, L.P.
(Exact name of registrant as specified in its charter)

Texas	000-53795	26-0805120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 N. Central Expressway, Suite 300, Richardson, Texas 75080
(Address of principal executive offices)

(972) 437-6792
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As described on the Current Report on Form 8-K of Reef Oil & Gas Income and Development Fund III, L.P. (the “Partnership”) filed on July 9, 2010, (the “Original 8-K”), on June 23, 2010, RCWI, L.P. (“RCWI”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Lett Oil & Gas, L.P. (“Lett”) for certain oil and gas property interests owned by Lett (the “Lett Acquired Properties”) for a purchase price of $6,000,000. The oil and gas property interests specified in the Purchase Agreement were acquired by RCWI  on June 30, 2010, and  assigned directly to the Partnership upon closing pursuant to an Assignment, Conveyance and Bill of Sale dated June 30, 2010, but effective June 1, 2010.

The Partnership advanced two $500,000 deposits as well as the remaining $5,000,000 of the purchase price payable at closing by RCWI under the Purchase Agreement. On June 30, the Partnership and Texas Capital Bank, N.A. (“TCB”) executed a Credit Agreement (the “Credit Agreement”) which currently has a $5,000,000 borrowing base, and a related promissory note and security agreement for purposes of funding the acquisition of oil and gas property interests purchased from Lett by RCWI and assigned to the Partnership under the Assignment, Conveyance and Bill of Sale dated June 30, 2010.  The Partnership borrowed $5,000,000 from TCB under the Credit Agreement which was paid directly to Lett on June 30, 2010 to satisfy the closing obligations of RCWI under the Purchase Agreement.

The purpose of this amendment to the Original 8-K is to file certain financial statements relating to the acquisition.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Statements of Revenues and Direct Operating Expenses of business acquired (unaudited) for the year ended December 31, 2009 and the six months ended June 30, 2010 and 2009.

(b)	Pro Forma Financial Statements

(1)	Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2009 and the period ended June 30, 2010.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits. None

ACQUIRED PROPERTIES

STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES (UNAUDITED)

(In thousands)

Year Ended December 31, 2009
Revenues:
Oil revenues	$670
Gas revenues	14
Total Revenues	684

Direct operating expenses:
Lease operating expenses	254
Production taxes	18
Total operating expenses	272

Revenues in excess of direct operating expenses	$412

See accompanying notes to the statement of revenues and direct operating expenses

ACQUIRED PROPERTIES

STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES (UNAUDITED)

(In thousands)

	Six Months Ended June 30, 2010	Six Months Ended June 30, 2009
Revenues:
Oil revenues	$410	$277
Gas revenues	9	8
Total Revenues	419	285

Direct operating expenses:
Lease operating expenses	131	121
Production taxes	11	12
Total operating expenses	142	133

Revenues in excess of direct operating expenses	$277	$152

See accompanying notes to the statement of revenues and direct operating expenses

(1)	Basis of Presentation (Unaudited)

On June 30, 2010, RCWI completed the acquisition of certain oil and gas property interests from Lett for a purchase price of $6,000,000 pursuant to a Purchase Agreement between RCWI and Lett dated June 23, 2010. The oil and gas property interests included in the purchase transaction were acquired by RCWI  and  assigned directly to the Partnership upon closing pursuant to an Assignment, Conveyance and Bill of Sale dated June 30, 2010, but effective June 1, 2010.

The Lett Acquired Properties are located in the Thums Long Beach Unit and include approximately 870 producing wells and 485 injection wells. The Thums Long Beach Unit is a long-lived waterflood project in the Wilmington Field, located underneath the Long Beach Harbor in Southern California.

The Partnership has been unable to obtain all materials necessary for the Partnership's independent auditors to complete an audit of the accompanying statement of revenues and direct operating expenses.  As a result, the accompanying statement of revenues and direct operating expenses is unaudited.  The accompanying statement of revenues and direct operating expenses contain all adjustments which the Partnership believes to be necessary for them to be fairly presented in accordance with the rules of the Securities and Exchange Commission.

Oil and gas production revenues in the accompanying statement of revenues and direct operating expenses are recognized on the sales method. Under this method, revenues are recognized based on actual volumes of oil and gas sold to purchasers. Direct operating expenses are recognized on the accrual method.

During the period presented, the Lett Acquired Properties were not accounted for or operated as a separate division by the former owners. Accordingly, full separate financial statements prepared in accordance with generally accepted accounting principles do not exist and are not practicable to obtain in these circumstances.

The statement of revenues and direct operating expenses of the Lett Acquired Properties was derived from the historical accounting records of Lett and vary from a statement of operations in that they do not show certain expenses, which were incurred in connection with the ownership of the properties, such as general and administrative expense, interest expense, income taxes, or other expenses of an indirect nature. These expenses were not separately allocated to the Lett Acquired Properties by Lett in their historical financial records, so any pro forma allocation and presentation of these  expenses as if the Lett Acquired Properties had been operated on a stand alone basis would not be reliable.  In addition, these allocations, if made using historical general and administrative structures and tax burdens, would not produce allocations that would be indicative of the historical performance of the Lett Acquired Properties had they been assets of the buyer, due to the greatly varying size, structure, and operations between the Partnership and Lett. The statement also does not include provisions for depletion, depreciation, amortization, and asset retirement obligation liability accretion as such amounts would not be indicative of future costs of those expenses which would be incurred by the Partnership upon allocation of the purchase price. Accordingly, the financial statement and other information presented are not indicative of the financial condition and results of operations of the Lett Acquired Properties, but rather simply represent the historical operating results associated with the direct operations of the Lett Acquired Properties.

Historical financial statements representing financial position, results of operations and cash flows required by generally accepted accounting principles are not presented as such information is not readily available. Accordingly, the statement of revenues and direct operating expenses is presented in accordance with Staff Accounting Bulletin Topic 2-D, Financial Statements of Oil and Gas Exchange Offers.

(2)	Use of Estimates in the Preparation of the Statement of Revenues and Direct Operating Expenses (Unaudited)

Preparation of the accompanying  Statement of Revenues and Direct Operating Expenses in conformity with generally accepted accounting principles requires the use of estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(3)	Oil and Gas Reserve Quantities (Unaudited)

In January 2009, the SEC adopted new rules related to modernizing reserve calculation and disclosure requirements for oil and gas companies, which became effective prospectively for annual reporting periods ending on or after December 31, 2009.  In addition to expanding the definition and disclosure requirements for crude oil and natural gas reserves, the new rule changes the requirements for determining quantities of crude oil and natural gas reserves. The new rule requires disclosure of crude oil and natural gas proved reserves by significant geographic area, using the un-weighted arithmetic average of the first-day-of-the-month commodity prices over the preceding 12-month period, rather than end-of-period prices, and allows the use of reliable technologies to estimate proved crude oil and natural gas reserves, if those technologies have been demonstrated to result in reliable conclusions about reserves volumes. Reserve and related information for 2009 is presented consistent with the requirements of the new rule. The new rule does not allow prior-year reserve information to be restated, so all information related to periods prior to 2009 is presented consistent with prior SEC rules for the estimation of proved reserves. The effect of applying the new definition of reliable technology and other non-price related aspects of the updated rules did not significantly impact 2009 net proved reserve volumes.  All of the Lett Acquired Properties’ reserves are classified as proved developed reserves and are located in the United States.

The reserve information presented below is based upon estimates of net proved reserves that were prepared by Reef Exploration, L.P.’s internal staff of engineers. Proved crude oil and natural gas reserves are the estimated quantities of crude oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be economically recoverable in future years from known reservoirs under existing economic conditions, operating methods and governmental regulations (i.e. prices and costs as of the date the estimate is made).  Proved developed reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.  At December 31, 2009, all of the Lett Acquired Properties’ reserves are classified as proved developed reserves.

The following table sets forth changes in estimated net proved developed crude oil and natural gas reserves as of December 31, 2009.

	Oil (BBL) (1)	Gas (MCF)	BOE (2)

Reserves at December 31, 2008	222,129	92,610	237,564
Revisions of previous estimates (3)	30,426	4,300	31,143
Production	(11,894)	(5,225)	(12,765)
Reserves at December 31, 2009	240,661	91,685	255,942

(1)	Oil includes both oil and natural gas liquids
(2)
BOE (barrels of oil equivalent) is calculated by converting 6 MCF of natural gas to 1 BBL of oil. A BBL (barrel) of oil is one stock tank barrel, or 42 U.S. gallons liquid volume, of crude oil or other liquid hydrocarbons

(3)	Revisions of previous estimates includes revisions due to pricing and economics

(4)	Standardized Measure of Discounted Future Net Cash Flows (Unaudited)

Certain information concerning the assumptions used in computing the valuation of proved reserves and their inherent limitations are discussed below. The Partnership believes such information is essential for a proper understanding and assessment of the data presented.

For the year ended December 31, 2009, future cash inflows are computed by applying the new rules SEC pricing, which holds constant the un-weighted arithmetic average of the first-day-of-the-month commodity prices over the preceding 12-month period as the basis for estimating the Lett Acquired Properties’ proved reserves. For the year ending December 31, 2008, future cash inflows were computed by applying the former SEC pricing rules, which hold constant the end-of-year commodity prices as the basis for estimating the Lett Acquired Properties’ proved reserves.

A 10% annual discount rate is used to reflect the timing of the future net cash flows relating to proved reserves. Future income taxes are not considered as the Lett Acquired Properties are not a tax paying entity.

The assumptions used to compute estimated future cash inflows do not necessarily reflect the Partnership’s expectations of the Lett Acquired Properties’ actual revenues or costs, nor their present worth. Further, actual future net cash flows will be affected by factors such as the amount and timing of actual production, supply and demand for crude oil and natural gas, changes in governmental regulations and tax rates, and actual sales prices of both crude oil and natural gas, which have fluctuated significantly in recent years. Reef Oil & Gas Partners, L.P. (“Reef”), the managing general partner of the Partnership, does not rely upon the following information in making investment and operating decisions for the Partnership.

The following average prices as adjusted for transportation, quality, and basis differentials were used in the calculation of the standardized measure:

As of December 31, 2009

Gas (per Mcf)	$3.42
Oil (per Bbl)	$56.08

The following summary sets forth the estimated standardized measure of discounted future net cash flows relating to the Lett Acquired Properties based on the methodologies described above:

As of December 31, 2009

Future cash inflows	$13,808,860
Future production costs	(7,803,140)
Future development costs	--
Future net cash flows	6,005,720
Effect of discounting net cash flows at 10%	(3,473,238)
Standardized measure of discounted future net cash flows	$2,532,482

Changes in the Standardized Measure of Discounted Future Net Cash flows Relating to Proved Crude Oil and Natural Gas Reserves

As of
December 31, 2009

Standard measure, beginning of year	$1,255,080
Sales of oil and gas produced, net of production costs	(412,294)
Net change in sales price, net of production costs	1,272,551
Revisions of quantity estimates	141,330
Accretion of discount	125,508
Changes in production timing rates and other	150,307
Standardized measure, end of year	$2,532,482

(b) Pro Forma Financial Statements

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED  STATEMENTS OF OPERATIONS

On January 19, 2010, RCWI completed the acquisition of certain working interests in oil and gas properties from Azalea Properties Ltd. (the “Azalea Acquired Properties”) for a purchase price of $21,610,116 pursuant to a Purchase and Sale Agreement between RCWI and Azalea Properties Ltd. (“Azalea”) dated December 18, 2009 (the “Azalea Purchase Agreement”).  The Azalea Purchase Agreement is subject to three side letter agreements regarding the post-closing acquisition of proven undeveloped properties, the post-closing resolution of properties with title defects, and the post-closing resolution of third-party consents for certain properties (collectively, the “Side Letter Agreements”).

RCWI entered into a purchase and sale agreement with the Partnership dated January 19, 2010, to sell a portion of the working interests acquired from Azalea to the Partnership.  The Partnership acquired approximately 61% of the working interests initially acquired by RCWI from Azalea for a purchase price of approximately $13,182,171 in cash subject to post-closing adjustments.  RCWI assigned the remaining approximate 39% working interest in the Azalea Acquired Properties to other Reef affiliates on the same terms.

Beginning with January 2010, all revenues and expenses related to the Azalea Acquired Properties are included in the Partnership’s results of operations. The purchase of the Azalea Acquired Properties is reflected in the Partnership’s balance sheet beginning with the balance sheet filed on Form 10-Q for the period ended March 31, 2010.

On June 23, 2010, RCWI entered into a Purchase Agreement with Lett Oil & Gas, L.P. (“Lett”) for certain oil and gas property interests owned by Lett for a purchase price of $6,000,000. The oil and gas property interests specified in the Purchase Agreement were acquired by RCWI on June 30, 2010, and  assigned directly to the Partnership at closing pursuant to an Assignment, Conveyance and Bill of Sale dated June 30, 2010, but effective June 1, 2010.

The purchase of the Lett Acquired Properties is reflected in the Partnership’s balance sheet beginning with the balance sheet filed on Form 10-Q for the period ended June 30, 2010. Revenues and expenses related to the Lett Acquired Properties are included in the Partnership’s results of operations beginning July 1, 2010.

The following unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2009 and the period ended June 30, 2010 are derived from the historical financial records of the Partnership and give effect to the two acquisitions described above and also in the Form 8-K filed January 22, 2010 and the Form 8-K/A filed April 2, 2010 for the Azalea Acquired Properties, and in the Form 8-K filed July 9, 2010 for the Lett Acquired Properties. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2009 and the period ended June 30, 2010 are presented as if the acquisitions had occurred on January 1, 2009. No unaudited pro forma condensed consolidated balance sheet is presented as the two transactions have already been reflected in the Condensed Consolidated Balance Sheet included in form 10-Q for the period ended June 30, 2010.

The unaudited pro forma condensed consolidated statements of operations should be read in conjunction with the notes thereto, the  Financial Statements of the Partnership filed on Form 10-K  for the year ended December 31, 2009  and the notes thereto, and the statements of revenues and direct operating expenses of the Azalea Acquired Properties contained in the Form 8-K/A filed April 2, 2010 and the notes thereto.

The unaudited pro forma condensed consolidated financial information is not indicative of our financial position or the results of our operations that might have actually occurred if acquisition of the Azalea Acquired Properties and the Lett Acquired Properties had occurred at the dates presented or of our future financial position or results of operations. In addition, the results may vary significantly from the results reflected in such statements due to normal crude oil and natural gas production declines, changes in sales prices paid for crude oil and natural gas, future acquisitions and other factors.

REEF OIL & GAS INCOME & DEVELOPMENT FUND III, L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
DECEMBER 31, 2009
(in thousands except per unit data)

	Historical	Azalea Acquisition	Lett Acquisition	Pro Forma Adjustments		Pro Forma

Revenues	$1,656	$2,565	$684	$--		$4,905

Costs and expenses:
Lease operating expenses	1,298	549	254	--		2,101
Production taxes	78	154	18	--		250
Depreciation, depletion and amortization	307	--	--	1,503	(a)	1,810
Accretion of asset retirement obligation	18	--	--	47	(b)	65
Property impairment	668	--	--	--		668
General and administrative	974	--	--	--		974
Total costs and expenses	3,343	703	272	1,550		5,868

Income (loss) from operations	(1,687)	1,862	412	(1,550)		(963)

Interest expense	--	--	--	(250)	(c)	(250)
Interest income	140	--	--	--		140

Net Income (loss)	$(1,547)	$1,862	$412	$(1,800)		$(1,073)

Net loss per general partner unit	$(1,662.43)					$(1,354.47)
Net loss per limited partner unit	$(1,662.43)					$(1,354.47)
Net income (loss) per managing general partner unit	$(7,897.79)					$14,467.60

See Notes to unaudited pro forma condensed consolidated statements of operations

REEF OIL & GAS INCOME & DEVELOPMENT FUND III, L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
June 30, 2010
(in thousands except per unit data)

	Historical	Lett Acquisition	Pro Forma Adjustments		Pro Forma

Revenues	$2,703	$419	$--		$3,122

Costs and expenses:
Lease operating expenses	1,228	131	--		1,359
Production taxes	166	11	--		177
Depreciation, depletion and amortization	1,150	--	(358)	(a)	792
Accretion of asset retirement obligation	33	--	(8)	(b)	25
Property impairment	3,524	--	--		3,524
General and administrative	1,792	--	--		1,792
Total costs and expenses	7,893	142	(366)		7,669

Income (loss) from operations	(5,190)	277	366		(4,547)

Miscellaneous income	9	--	--		9
Interest expense	--	--	(125)	(c)	(125)
Interest income	3	--	--		3
Total other income (expense)	12	--	(125)		(113)

Net income (loss)	$(5,178)	$277	$241		$(4,660)

Net loss per general partner unit	$(5,719.93)				$(5,156.53)
Net loss per limited partner unit	$(5,719.93)				$(5,156.53)
Net loss per managing general partner unit	$(11,024.16)				$(9,030.40)

See Notes to unaudited pro forma condensed consolidated statements of operations

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Note 1. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2009 and the period ended June 30, 2010 are presented as if the Partnership’s acquisition of the Azalea Acquired Properties and the Lett Acquired properties had occurred at January 1, 2009. The Azalea Acquired Properties actual results of operations are included in the Partnership’s historical results of operations on the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the period ended June 30, 2010, thus no separate presentation is made for the actual results of these properties.

a.
Record depletion expense related to the oil and gas properties acquired, as well as depreciation expense related to the capitalized asset retirement obligation on a quarterly basis. The pro forma adjustment related to the Lett Acquired Properties is $307,000 for 2009 and $123,000 for 2010. The pro forma adjustment related to the Azalea Acquired Properties is $1,196,000 for 2009 and ($481,000) for 2010. For the period ended June 30, 2010, the Partnership reported ceiling test impairment of $3,524,000 stemming from the acquired properties. In accordance with SX 11-02 (5) and (6), no adjustment has been made for the year ending December 31, 2009 for impairment under the ceiling test rules adopted by the SEC, as these transactions are considered non-recurring and have been reflected in the historical results of operations at June 30, 2010. Pro forma depreciation, depletion, and amortization have been calculated considering the reduced asset basis that would have occurred had the acquisitions occurred January 1, 2009 and the resulting impairments been taken during 2009.

b.
Record accretion expense of the future site restoration liability on a quarterly basis. The pro forma adjustment related to the Lett Acquired Properties is $1,000 for 2009 and $1,000 for 2010. The pro forma adjustment related to the Azalea Acquired Properties is $46,000 for 2009 and ($9,000) for 2010.

c.	Record interest expense on the $5,000,000 borrowed in connection with the Lett Acquired Properties on a quarterly basis.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 16, 2010

Reef Oil & Gas Income and Development Fund III, L.P.
(Registrant)

By:	Reef Oil & Gas Partners, L.P.,
Managing General Partner

By:	Reef Oil & Gas Partners, GP, LLC,
Its general partner

By:	/s/ Michael J. Mauceli
Michael J. Mauceli
Manager